Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

September 22, 2005

VCG Holding Corp. Restructures Certain Series A Preferred Stock Preferences and Relative Rights, which is Expected to Result in Approximately $750,000 in Annual Cash Savings

DENVER—(BUSINESS WIRE)—September 22, 2005 -VCG Holding Corp. (AMEX: PTT), (“VCG”), a leading owner, operator and consolidator of adult nightclubs, announced it has successfully restructured the dividend and conversion rate of its $9.47 million of Series A Convertible Preferred Stock. Specifically, the Series A preferred stockholders of the Company voted to reduce (i) the annual dividend rate from 18% to 10%, and (ii) the conversion price from $4.00 to $2.50 per share. The restructuring was finalized on September 16, 2005 by vote of the Series A preferred stockholders. Of the total 947,000 shares of Series A Preferred Stock outstanding as of September 16, 2005, 725,500 shares, (approximately 76.6%), voted for the foregoing proposals.

Troy H. Lowrie, Chairman and CEO of VCG Holding commented, “We are excited that we reached this important milestone in improving our capitalization. The reduction of the dividend rate paid on the preferred stock is expected to save VCG approximately $757,600 in cash during the twelve month period after September 24, 2005, increasing net income to the common shareholders by approximately $.09 per share. Even taking into account the incremental increase in the issuances of the common stock shares associated with lowering the conversion rate, the transaction is still accretive to the VCG common shareholders. We plan to continue to look for opportunities to strengthen our balance sheet while seeking to make strategic acquisitions of nightclubs.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs, one upscale dance lounge and operates seven other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2004, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications, and amendments thereto. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corp.

Troy H. Lowrie, CEO, 303-934-2424, tlowrie@vcgh.com, or

Micheal Ocello, President, 303-934-2424, mocello@vcgh.com, or

Donald W Prosser, CFO, 303-934-2424, dprosser@vcgh.com.